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                                                                      Exhibit 11

                            TRW INC. AND SUBSIDIARIES
                            -------------------------
                      COMPUTATION OF EARNINGS PER SHARE (A)
                      -------------------------------------

                     (In Millions Except Per Share Amounts)


                                                                 Years ended December 31
                                                           -------------------------------------
BASIC COMPUTATION                                            1997            1996         1995
-----------------                                            ----            ----         ----
Earnings (loss) from continuing operations                 $ (48.5)         $ 182.4      $ 395.4
Less preference dividend requirements                          0.7              0.7          0.8
                                                           -------          -------      -------
Basic earnings (loss) - continuing                           (49.2)           181.7        394.6
Earnings from discontinued operations                          0.0             37.9         50.8
Gain on disposal of discontinued operations                    0.0            259.8          0.0
                                                           -------          -------      -------
Basic net earnings (loss)                                  $ (49.2)         $ 479.4      $ 445.4
                                                           =======          =======      =======

Average common shares outstanding                            123.7            128.7        130.6
                                                           =======          =======      =======

Basic earnings (loss) per share:
   Continuing operations                                   $ (0.40)         $  1.41      $  3.02
   Discontinued operations                                    0.00             0.29         0.39
   Gain on disposal of discontinued operations                0.00             2.02         0.00
                                                           -------          -------      -------
   Basic earnings (loss) per share                         $ (0.40)         $  3.72      $  3.41
                                                           =======          =======      =======


DILUTED COMPUTATION
-------------------
Basic earnings (loss) - continuing                         $ (49.2)         $ 181.7      $ 394.6

Dividends assuming conversion of other
    dilutive securities: (B)
       Dilutive preference dividends                           0.7              0.7          0.8
                                                           -------          -------      -------
Earnings (loss) from continuing operations applicable
      to diluted shares                                      (48.5)           182.4        395.4
Earnings from discontinued operations                          0.0             37.9         50.8
Gain on disposal of discontinued operations                    0.0            259.8          0.0
                                                           -------          -------      -------
Net earnings (loss) applicable to diluted shares           $ (48.5)         $ 480.1      $ 446.2
                                                           =======          =======      =======

Average common shares outstanding                            123.7            128.7        130.6

Common shares assuming conversion of
     other dilutive securities: (B)
        Dilutive preference shares                             1.0              1.1          1.2

        Stock options and performance share rights,
            based on the treasury stock method using
            average market price                               3.1              3.0          2.6
                                                           -------          -------      -------

Average fully diluted shares                                 127.8            132.8        134.4
                                                           =======          =======      =======

Diluted earnings (loss) per share:
   Continuing operations                                   $ (0.38)         $  1.37      $  2.94
   Discontinued operations                                    0.00             0.29         0.38
   Gain on disposal of discontinued operations                0.00             1.96         0.00
                                                           -------          -------      -------
   Diluted earnings (loss) per share                       $ (0.38)(C)      $  3.62      $  3.32
                                                           =======          =======      =======

(A) Amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, Earnings per Share.

(B) Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.

(C) The calculation for diluted EPS is shown above, though for disclosure the EPS presented defaults to the basic calculation since it is more dilutive than the dilutive calculation.